SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

CORAUTUS GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0687976
(State of Incorporation)	(I.R.S. Employer Identification No.)

75 Fifth Street, Suite 313

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☑

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated herein by reference to the “Description of Capital Stock” section of Amendment No. 4 to the Company’s Registration Statement on Form SB-2 filed February 10, 2000 (File No. 333-81283).

Item 2. Exhibits.

The following exhibits are incorporated by reference to a prior filing as indicated:

Exhibit No.	Description

1.	Restated Certificate of Incorporation of the Company (incorporated by reference to the Registration Statement on Form 10-SB filed on February 9, 1996)

2.	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to the Annual Report on Form 10-KSB filed for the year ended December 31, 1999)

3.	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to the Annual Report on Form 10-K filed for the year ended December 31, 2002)

4.	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to the Annual Report on Form 10-K filed for the year ended December 31, 2002)

5.	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to the Annual Report on Form 10-K filed for the year ended December 31, 2002)

6.	Amended and Restated Certificate of Designation of Preferences and Rights of Series A Preferred Stock (incorporated by reference to the Registration Statement on Form S-4/A filed December 19, 2002)

7.	Amended and Restated Certificate of Designation of Preferences and Rights of Series B Preferred Stock (incorporated by reference to the Registration Statement on Form S-4/A filed December 19, 2002)

8.	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Preferred Stock (incorporated by reference to the Registration Statement on Form S-4/A filed December 19, 2002)

9.	Certificate of Designation of Preferences and Rights of Series D Preferred Stock (incorporated by reference to the Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2003)

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10.	Second Amended and Restated Bylaws of Company (incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2003)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 12, 2004.

Corautus Genetics Inc.

By:	/s/ Jack W. Callicutt
Jack W. Callicutt Vice President, Finance and Administration Chief Accounting Officer and Assistant Secretary

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